UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                              PIC INVESTMENT TRUST
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                (Name of Registrant As Specified In Its Charter)

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[ ]  Fee paid previously with preliminary materials.

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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                [FUND LETTERHEAD]

[Date of letter to shareholders]

Dear Fellow Shareholder:

I am writing to you about a technical matter concerning the PIC Technology Portfolio (the "Portfolio"), in which your Fund invests all of its assets. The Portfolio is also a registered open-end investment company (a mutual fund). All mutual funds have to establish basic policies as to how they invest, such as the investment objective, as well as restrictions on their investment activities. Some of these policies and restrictions are "fundamental," meaning that they can only be changed with the consent of shareholders, and others are operating policies which are set by the mutual fund's board of trustees.

When the PIC Technology Portfolio was organized, a fundamental policy was established that allows the Portfolio to sell securities short, but only to the extent of 5% of its net assets. In the short period of time that the Portfolio has been operating, the Investment Advisor, Provident Investment Counsel, has determined that the volatile markets in the technology sector justify having greater flexibility with respect to short sales.

Accordingly, the Board of Trustees of the Portfolio has decided to call a Special Meeting of Shareholders of the Portfolio to approve a change of this fundamental policy of the Portfolio. Specifically, it is proposed that the Portfolio's fundamental policy on short selling be eliminated. The Board of Trustees will then adopt an operating policy on short sales permitting the Investment Advisor to sell short, but only to the extent of 15% of the Portfolio's net assets. Because this is an operating policy, the Board could change it at any time, provided that all of the shareholders were notified of the change.

In order to approve this change in the fundamental policy of the Portfolio, a Special Meeting of Shareholders (the "Meeting") of the PIC Technology Fund A series (the "Fund") of PIC Investment Trust (the "Trust") will be held at a.m. on day, 2000 or 2001, at the offices of Provident Investment Counsel, 13th floor, 300 North Lake Avenue, Pasadena, CA 91101.

You are welcome to attend this meeting, but WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

In order for the fundamental policy of the Portfolio to be changed, the favorable vote, at the Meeting, (A) of 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the shares of the Fund are present, or (B) of more than 50% of the shares of the Fund, whichever is the less, is required.

Sincerely yours,

Thomas M. Mitchell
President

INFORMATION ABOUT THE FUND

As of December 8, 2000, the record date for determining shareholders entitled to vote at the Meeting, there were 462,758.323 shares of the Fund outstanding, each entitled to one vote.

On that date, the only Trustee or Officer of the Trust who owned shares of the Fund was Thomas M. Mitchell, Trustee and President, who beneficially owned 54,024.851 shares, or % of the total shares outstanding.

Investment Advisor of the Portfolio    Provident Investment Counsel
                                       300 North Lake Avenue
                                       Pasadena, CA 91101

Distributor of the Fund's Shares       First Fund Distributors, Inc.
                                       4455 E. Camelback Road
                                       Phoenix, AZ 85018

Administrator                          Investment Company Administration, L.L.C.
                                       4455 E. Camelback Road
                                       Phoenix, AZ 85018

No reports to shareholders of the Fund have yet been printed; however, if you request it, a copy of the Annual Report for the Period ended October 31, 2000 will be sent to you as soon as it is prepared.